Exhibit 5.1
SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP
22 BISHOPSGATE
LONDON EC2N 4BQ
________

TEL: (020) 7519-7000
FAX: (020) 7519-7070
www.skadden.com

January 4, 2024

FREYR Battery, Inc. 6&8 East Court Square Suite 300 Newnan, GA 30263
Re:    FREYR Battery, Inc.
Post-Effective Amendment No. 1 to Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special United States counsel to FREYR Battery, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (File No. 333-258607) (the “Initial Registration Statement”) filed by FREYR Battery, a public limited liability company organized under the laws of Luxembourg (“FREYR Battery”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on September 1, 2022, as amended by Post-Effective Amendment No. 1 (the “Post-Effective Amendment” and the Initial Registration Statement as amended by the Post-Effective Amendment, the “Registration Statement”) to be filed on the date hereof by the Company with the Commission under the Securities Act, pursuant to Rule 414 under the Securities Act as the successor registrant to FREYR Battery. The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) preferred shares of the Company (“Preferred Stock”) which may be issued in one or more series, (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to

FREYR Battery, Inc.
January 4, 2024

the Registration Statement, (iv)  warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or other securities of the Company (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (v) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (“Subscription Rights”), which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein, (vi) purchase units of the Company (“Purchase Units”) comprised of Common Stock, Preferred Stock, Debt Securities, Subscription Rights or Warrants in any combination, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (vii) such indeterminate number of Common Stock or Preferred Stock and indeterminate amount of Debt Securities and such indeterminate number of Purchase Units as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Warrants or Subscription Rights or settlement of any Purchase Units, including such Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to (i) the issuance of up to 24,624,894 shares of Common Stock (the “Existing Warrant Shares”) upon exercise of existing warrants of the Company, each exercisable for one share of Common Stock, to purchase Common Stock (“Existing Warrants”), (ii) the sale from time to time of up to 93,639,989 shares of Common Stock consisting of (x) 71,290,493 shares (the “Existing Secondary Shares”) and (y) 22,349,496 shares of Common Stock issuable upon exercise of the Company’s warrants (the “Warrant Secondary Shares” and, together with the Existing Secondary Shares the “Secondary Shares”) to be sold by the selling securityholders named in the Registration Statement (collectively, the “Selling Securityholders”), and (iii) the sale from time to time by the Selling Securityholders of 10,000,000 warrants of the Company, each exercisable for one share of Common Stock (the “Secondary Warrants”). We have been advised that the Existing Secondary Shares were issued pursuant to the following agreements (collectively, the “Existing Secondary Share Agreements”):  (i) the Subscription Agreements, dated as of January 29, 2021 (collectively, the “Subscription Agreements”), by and among Alussa Energy Acquisition Corp., a Cayman Islands exempted company and a wholly owned subsidiary of the Company (“Alussa”), FREYR Battery and certain institutional and accredited investors and (ii) the Business Combination Agreement, dated January 29, 2021 (the “Business Combination Agreement”), by and among Alussa, FREYR Battery and certain other parties thereto. We have been advised that the Secondary Warrants were issued pursuant to the Amended and Restated Warrant Agreement, dated July 7, 2021, among FREYR Battery, Alussa and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (“Amendment No. 1 to the Secondary Warrant Agreement”), as amended on December 31, 2023 pursuant to which the Company assumed the obligations of FREYR Battery under the agreement (“Amendment No. 2 to the Secondary Warrant Agreement”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, Purchase Units, Secondary Shares, Existing Warrant Shares, Secondary Warrants, and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

FREYR Battery, Inc.
January 4, 2024

In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the Registration Statement;
(b)the form of Indenture filed as an exhibit to the Registration Statement;
(c)executed copies of the Subscription Agreements;
(d)an executed copy of the Business Combination Agreement;
(e)an executed copy of Amendment No. 1 to the Secondary Warrant Agreement;
(f)an executed copy of Amendment No. 2 to the Secondary Warrant Agreement among the Company, FREYR, Alussa and CST as warrant agent;
(g)the form of Warrant Certificate (included as Exhibit A to Amendment No. 1 to the Secondary Warrant Agreement) (the “Secondary Warrant Certificate”);
(h)an executed copy of a certificate of Are L. Brautaset, Chief Legal Officer of the Company, dated the date hereof (the “Secretary’s Certificate”);
(i)a copy of the Company’s Amended and Restated Certificate of Incorporation, as in effect from December 31, 2023, certified by the Secretary of State of the State of Delaware as of December 31, 2023 and certified pursuant to the Secretary’s Certificate (the “Amended and Restated Certificate of Incorporation”);
(j)a copy of the Company’s Amended and Restated Bylaws, as amended and in effect from December 31, 2023, and certified pursuant to the Secretary’s Certificate (the “Amended and Restated Bylaws”); and
(k)copies of certain resolutions of the Board of Directors of the Company, duly executed on December 29, 2023, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Securityholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Securityholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. With respect to our opinion set forth in paragraph 2 below, we have assumed that (i) FREYR Battery received the consideration for the Existing Secondary Shares set forth in the applicable Transaction Document and the applicable board resolutions and (ii) the issuance of the Existing Secondary Shares has been registered in the Company’s share registry. As to any facts relevant to the opinions stated herein that we did not

FREYR Battery, Inc.
January 4, 2024

independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Securityholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Secondary Warrant Agreement.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) (all of the foregoing being referred to as “Opined-on Law”).
As used herein, “Transaction Documents” means the Indenture and any supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements, the Subscription Rights Agreements, the Purchase Unit Agreements, the Amendment No. 1 to the Secondary Warrant Agreement, the Amendment No. 2 to the Secondary Warrant Agreement, the Existing Secondary Share Agreements and any applicable underwriting or purchase agreement.
The opinions stated in paragraphs 1 through 10 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein (provided, that, with respect to the Existing Secondary Shares and the Secondary Warrants we assume that conditions (i) and (ii) shall have occurred prior to the sale of such Securities): (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the certificate of incorporation of the Company so as not to violate any applicable law or the certificate of incorporation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.With respect to any shares of Common Stock offered by the Company (other than the Existing Warrant Shares which are covered in paragraph 8, below), including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied and (b) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise

FREYR Battery, Inc.
January 4, 2024

distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.
2.The Existing Secondary Shares being sold by the Selling Securityholders have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.
3.With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred and (d) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.
4.With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939, (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
5.With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) the certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

FREYR Battery, Inc.
January 4, 2024

6.With respect to any Subscription Rights offered by the Company (the “Offered Subscription Rights”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Subscription Rights have been duly authorized for issuance by the Company and (c) the Subscription Rights Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Subscription Rights Agreement, the Offered Subscription Rights, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
7.With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock, Debt Securities, Subscription Rights or Warrants, in any combination thereof, relating to such Offered Purchase Units have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned, in accordance with the provisions of the applicable Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
8.With respect to the Existing Warrant Shares, when (a) the general conditions shall have been satisfied, and (b) the Existing Warrant Shares are registered in the Company's share registry and delivered upon payment of the agreed-upon consideration therefor, the Existing Warrant Shares, when issued and sold or otherwise distributed in accordance with the provisions of Amendment No. 2 to the Secondary Warrant Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.
9.The Secondary Warrants being sold by the Selling Securityholders constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.
10.With respect to the Warrant Secondary Shares, when (a) the general conditions shall have been satisfied, and (b) the Warrant Secondary Shares are registered in the Company's share registry and delivered upon payment of the agreed-upon consideration therefor, the Warrant Secondary Shares, when issued and sold or otherwise distributed in accordance with the provisions of Amendment No. 2 to the Secondary Warrant Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.
The opinions stated herein are subject to the following qualifications:

FREYR Battery, Inc.
January 4, 2024

(a)we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;
(d)we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;
(e)we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;
(f)we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;
(g)we have assumed that the choice of New York law to govern Amendment No. 1 to the Secondary Warrant Agreement, Amendment No. 2 to the Secondary Warrant Agreement and the Indenture and any supplemental indenture thereto is a valid and legal provision;
(h)we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Subscription Rights Agreements or Purchase Unit Agreements and that such choice is and will be a valid and legal provision;
(i)we have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us;
(j)we have assumed that the Secondary Warrant Certificates that have been issued have been manually countersigned by duly authorized officers of the warrant agent;

FREYR Battery, Inc.
January 4, 2024

(k)we assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by CST of Amendment No. 1 to the Secondary Warrant Agreement and Amendment No. 2 to the Secondary Warrant Agreement and that Amendment No. 1 to the Secondary Warrant Agreement and Amendment No. 2 to the Secondary Warrant Agreement constitute the valid and binding obligation of CST, enforceable against CST in accordance with its terms;
(l)we call to your attention that the opinions stated herein are subject to possible judicial action giving effect to governmental actions or laws of jurisdictions other than those with respect to which we express our opinion; and
(m)to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.
In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:
(a)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constituted, constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (ii) contravened, contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iii) violated, violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law);
(b)neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, required, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and
(c)with respect to our opinion set forth in paragraph 2 above, (i) the Company received in full the consideration for the Secondary Shares set forth in the Existing Secondary Share Agreements and the applicable resolutions of the Board of Directors of the Company approving the issuance of all such Secondary Shares, (ii) the Secondary Shares have been registered in the Company’s share registry, and (iii) the issuance of the Existing Secondary Shares did not violate or conflict with any agreement or instrument binding on the Company or FREYR Battery (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or FREYR Battery’s Annual Report on Form 10-K for the year ended December 31, 2022, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial

FREYR Battery, Inc.
January 4, 2024

condition or results of operations of the Company or FREYR Battery contained in such agreements or instruments).
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP